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                                                                EXHIBIT 10.23
                               September 25, 2001

David Lockwood
2798 Broadway
San Francisco, CA 94115


            Re: September 12, 2001 Option Grant for 1,500,000 Shares
                ----------------------------------------------------

Dear David:

            On September 12, 2001, the Board of Directors of InterTrust Technologies Corporation (the "Company") granted you options to purchase up to 1,500,000 shares of the Company's common stock, with the strike price being the closing price on your first day of employment (Sept. 25th) (the "Option"). Under the terms of the Stock Option Agreement (the "Option Agreement") to be entered into in connection with the grant of the Option, the shares granted (the "Option Shares") are subject to certain vesting conditions. We are pleased to inform you that the Board of Directors has approved the acceleration of vesting of the Option Shares following certain changes in the control of the Company, and your employment is thereafter terminated by the Company without Cause or is terminated by you for Good Reason (as each such term is defined below).

            Should there occur a Corporate Transaction (as defined below), and your employment is thereafter terminated by the Company without Cause or is terminated by you for Good Reason, then you shall immediately vest in 50% of the Option Shares which are unvested at that time. In addition, should there occur a Corporate Transaction in which the aggregate consideration received by each share of Company common stock is equal to or greater than $5.00 in either equity or cash, and your employment is thereafter terminated by the Company without Cause or is terminated by you for Good Reason, then you shall immediately vest in 100% of the Option Shares which are unvested at that time. The term "Corporate Transaction" shall mean: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who immediately prior to such merger, consolidation or other reorganization did not own 50% or more of the voting power of the Company own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (c) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then

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David Lockwood
September 25, 2001
Page 2

outstanding voting securities. For purposes of paragraph (c), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. The term "Cause" shall mean your conviction of, or plea of nolo contendre to, any felony or to any other crime involving the Company's business or assets. The term "Good Reason" shall mean
(i) the assignment to you of duties and responsibilities that, in your reasonable judgment, are inconsistent with those that you principally performed prior to the Change of Control, (ii) the requirement that you report to any person other than the Chief Executive Officer or President of the Company (or if the Corporate Transaction results in the direct or indirect acquisition of the Company, the Chief Executive Officer of the ultimate parent of the acquiring company) (iii) the change of your place of employment from the San Francisco Metropolitan area (subject only to reasonable travel requirements), or (iv) the failure of the Company (or the ultimate acquiring company) to provide you with compensation and benefits (including salary, health benefits and stock option awards) at least as favorable as those provided to you by the Company at any time prior to the Change of Control.

         This Letter Agreement shall be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from the change in control) and shall be construed and interpreted under the laws of the State of California. This Agreement supersedes all prior agreements between you and the Company relating to the acceleration of the Option Shares.

            Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter and returning it to the Company.

                                            Very truly yours,

                                            INTERTRUST TECHNOLOGIES CORPORATION


                                            By:     /s/ Victor Shear
                                               ---------------------------------

Accepted and agreed to:

/s/ David Lockwood
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David Lockwood

Date:  9/25/01
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